Exhibit 10.1
CONVERTIBLE NOTE

$31,649,999.39
New York, New York	May 15, 2009
     FOR VALUE RECEIVED, the undersigned, LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Borrower”), promises to pay to the order of PEGASUS PARTNERS IV, L.P., a Delaware limited partnership (“Lender”), the sum of THIRTY ONE MILLION SIX HUNDRED FORTY NINE THOUSAND NINE HUNDRED NINETY NINE DOLLARS AND THIRTY NINE CENTS ($31,649,999.39) or so much thereof as may be outstanding hereunder, together with interest.
          1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at 14% per annum.
          2. Default Rate. All past due principal of and accrued interest on this Note shall bear interest from maturity (stated, by acceleration, or otherwise) until paid at the rate of 18% per annum.
          3. Advances.
     (a) On the date hereof, Lender will loan Borrower $13,150,761.11 (the “First Term Advance”).
     (b) On or before the tenth (10th) Business Day after the date hereof (such date to be determined by Lender in its reasonable discretion), Lender will loan Borrower $18,499,238.28 (the “Second Term Advance” and, together with the First Term Advance, the “Term Advances”). The Term Advances may not be prepaid.
          4. Use of Proceeds.
     (a) The proceeds of the First Term Advance will be used to: (i) pay in full that certain Promissory Note dated December 18, 2008, executed by Borrower and made payable to the order of Lender in the original principal amount of $1,950,000.00, (ii) pay in full that certain Promissory Note dated February 13, 2009, executed by Borrower and made payable to the order of Lender in the original principal amount of $7,000,000.00, (iii) pay in full that certain Promissory Note dated April 17, 2009, executed by Borrower and made payable to the order of Lender in the original principal amount of $2,000,000.00, (iv) pay in full that certain Promissory Note dated May 11, 2009, executed by Borrower and made payable to the order of Lender in the original principal amount of $500,000.00, and (v) pay $1,500,000.00 of the principal amount outstanding under that certain Loan Authorization Agreement (the “Revolver”), dated July 25, 2008, between Borrower and Bank of Montreal.
     (b) The proceeds of the Second Term Advance will be used to pay principal amounts outstanding under the Revolver.
          5. Repayments. The principal and interest of this Note shall be due and payable on the Maturity Date. As used herein, “Maturity Date” shall mean the earlier of (a) July 31, 2009 or (b) the Closing Date (as hereinafter defined); provided, that if the registration statement for the Offering (as hereinafter defined) of Borrower (the “Registration Statement”) is declared effective by the Securities and Exchange Commission (the “SEC”) prior to July 31, 2009, the Maturity Date shall be the Closing

Date (as hereinafter defined); provided further, that in no event shall the Maturity Date be later than September 3, 2009.
          6. Events of Default and Remedies. The entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable, without notice or demand which are hereby waived, upon the occurrence of any one or more of the following events of default (individually or collectively, herein called a “Default”):
     (a) The failure or refusal of Borrower to pay all or any part of the principal of or accrued interest on this Note as and when same becomes due and payable in accordance with the terms hereof; or
     (b) Borrower shall: (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its inability to pay or otherwise fail to pay its or his or her debts generally as they become due, (iii) voluntarily seek consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, as amended and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or
     (c) The nonpayment when due of any material indebtedness owed by Borrower, or the occurrence of any event under any document or instrument evidencing, securing, or executed in connection with any such indebtedness which could give the holder thereof the right to declare such indebtedness or any part thereof due prior to its scheduled maturity; or
     (d) The discovery by the holder hereof that any statement, representation, or warranty made by Borrower in any writing, document, or instrument ever delivered to the holder hereof in connection herewith was at the time made false, misleading, or erroneous in any material respect.
          Upon the occurrence of a Default, the holder of this Note may: (a) offset against this Note any sum or sums owed by the holder hereof to Borrower and (b) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by Borrower in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by Borrower in connection with this Note or to enforce any other legal or equitable right of the holder of this Note.
          7. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.
          8. Waiver. Borrower, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.
          9. Attorneys’ Fees and Costs. In the event that a Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed.
          10. Notices. Any notice or demand given hereunder by the holder shall be deemed to have been given and received (a) when actually received by Borrower, if delivered in person or by courier or messenger, or (b) two (2) Business Days (hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Borrower, is deposited in the United States Mail. The address of Borrower is 120 Hancock Lane, Westampton, New Jersey 08060 or such other address as Borrower shall advise the holder hereof by certified or registered letter.
          11. Governing Law. The laws of New York shall govern the construction, validity, enforcement and interpretation of this Note, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.
          12. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.
          13. Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, that Borrower may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this Note.
          14. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided, that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.
          15. Business Day; Payments. As used herein, (a) “Business Day” means any day other than Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) “Nonbusiness Day” means every day that is not a Business Day. The principal of, or accrued interest on, this Note shall be due and payable in lawful money of the United States of America, in New York, New York at the office of Lender, 505 Park Avenue, 21st Floor, New York, New York 10022, in funds which are or will be available for immediate use by Lender at such office at or before 12:00 p.m., Eastern time (daylight or standard, as applicable) on the day payment hereof is due. In any case where a payment of principal or interest hereon is due on a Nonbusiness Day, Borrower shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made.
          16. Offering. Borrower will use its best efforts to conduct a rights offering (the “Offering”) during the second fiscal quarter of 2009, which shall consist of the offering of at least 38,916,295 Units (as hereinafter defined and including the number of Units that may be acquired pursuant to this Note) at a price of $1.006 per Unit. As used herein “Unit” means, collectively: (i) 1.006 shares of Borrower’s newly designated Series D Non-Convertible Preferred Stock, which shall have the designations, powers, preferences and rights set forth in the form of Certificate of Designation attached hereto as Exhibit A (the “Series D Preferred Shares”), and (ii) a Warrant to purchase one share of Borrower’s common stock for $6.00, which Warrant shall be substantially in the form of Exhibit B attached hereto (the “Warrant”). Borrower will use its reasonable best efforts to cause the Registration Statement for the Offering to be declared effective by the SEC as soon as reasonably possible, but in no event later than July 31, 2009.
          17. Automatic Conversion; Purchase Option.
     (a) If the Registration Statement for the Offering is declared effective by the SEC prior to July 31, 2009, then Lender shall be deemed to have converted all of the then outstanding principal balance and accrued and unpaid interest of this Note (the “Convertible Debt”), into a number of Units equal to one Unit for each $1.006 of Convertible Debt (the “Automatic Conversion”).
     (b) The Automatic Conversion shall occur on the date the Offering is consummated (the “Closing Date”) and shall constitute a binding agreement between Lender and Borrower, in which Lender shall be deemed, without further action on its part, to subscribe for the number of Units it is entitled to receive upon such conversion (which number of Units shall be reduced by the number of Units, if any, Lender receives in accordance with paragraph 18 hereof), and in payment and satisfaction of such subscription, to release Borrower from all liability hereon in respect of the repayment of principal and/or accrued and unpaid interest hereof being converted. If Lender’s acquisition of Units pursuant to this Note would result in Lender receiving more than its pro rata allocation of Units (such allocation to be determined in conjunction with the Offering), then Borrower hereby agrees to increase the size of the Offering to accommodate such additional Units if necessary such that other securityholders participating in the Offering are able to purchase their allocation of Units.
     (c) Borrower and Lender hereby agree that Lender will have the right to acquire any Units not otherwise subscribed for pursuant to the terms of the Offering (the “Purchase Option”). In addition, Borrower understands and agrees that Lender shall cause LED Holdings, LLC to distribute its rights pursuant to the Offering to its members, including Lender.
     (d) Borrower shall not be required to issue fractions of Units upon conversion of this Note (or portion thereof) or acquisitions of any additional Units by Lender pursuant to the Purchase Option. If any fractional interest in a Unit would be delivered upon the conversion of this Note and acquisition of additional Units by Lender pursuant to the Purchase Option,

Borrower shall purchase such fractional interest for an amount in cash equal to $1.006 multiplied by the amount of such fractional interest.
     (e) As soon as practicable after the Closing Date, and in any event, within five (5) Business Days thereafter, Borrower shall issue and deliver to the Lender: (i) a certificate or certificates for the number of Series D Preferred Shares and Warrants issuable upon the conversion of this Note in accordance with the provisions hereof, and (ii) a check or cash in respect of any fraction of a Unit.
          18. Optional Conversion. Paragraph 17 notwithstanding, at any time after the expiration of the notice period prescribed by SEC Rule 14c-2, Lender may, at its option, convert all or a portion of the Convertible Debt into a number of Units equal to one Unit for each $1.006 of Convertible Debt (with such conversion first being applied to the portion of Convertible Debt consisting of accrued interest and then being applied to the portion of Convertible Debt consisting of principal) (the “Optional Conversion”). Borrower shall not be required to issue fractions of Units pursuant to the Optional Conversion. If any fractional interest in a Unit would be delivered pursuant to the Optional Conversion, Borrower shall purchase such fractional interest for an amount in cash equal to $1.006 multiplied by the amount of such fractional interest. In the event that Lender exercises its option pursuant to the Optional Conversion prior to the record date of the Offering, Lender shall not receive any rights in the Offering with respect to the securities of Borrower underlying the Units issued to Lender pursuant to such conversion. Conversion pursuant to this paragraph 18 shall release Borrower from all liability in respect of the repayment of principal and/or accrued and unpaid interest being converted upon payment in satisfaction of the subscription for the number of Units Lender is entitled to receive pursuant to such conversion.
          19. Borrowings from Bank of Montreal. After the date hereof and so long as any amount remains outstanding under this Note, Borrower shall obtain the prior written consent of Lender (which consent may be withheld in Lender’s sole discretion for any reason or no reason) prior to borrowing more than $5,000,000 in the aggregate pursuant to the Revolver. By way of example only, if Borrower has previously borrowed $4,500,000 pursuant to the Revolver, and seeks to borrow another $600,000, Borrower will need the prior written consent of Lender because it will be seeking to borrow an aggregate amount that is greater than $5,000,000.
          20. Legends. Each Series D Preferred Share issuable upon conversion of this Note shall bear the legend set forth below:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A CONVERTIBLE NOTE BETWEEN THE RECORD HOLDER OF THIS CERTIFICATE AND THE COMPANY. COPIES OF SUCH

CONVERTIBLE NOTE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.
          21. Consent to Jurisdiction. BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN NEW YORK, NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN NEW YORK, NEW YORK, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN PARAGRAPH 10 HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
          22. Waiver of Jury Trial. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
          23. ENTIRETIES. THIS NOTE, TOGETHER WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
[Remainder of page intentionally left blank. Signature page to follow]

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

LIGHTING SCIENCE GROUP CORPORATION
By:	/s/ Stephen Hamilton
	Name:	Stephen Hamilton
	Title:	Vice President — Finance

ACCEPTED AND AGREED THIS 15th DAY OF MAY, 2009 PEGASUS PARTNERS IV, L.P.
By:	PEGASUS INVESTORS IV, LP,
its general partner

By:	PEGASUS INVESTORS IV GP, L.L.C.,
its general partner

By:	/s/ Richard Weinberg
	Name:	Richard Weinberg
	Title:	Vice President

Signature Page to Lighting Science Group Convertible Note

EXHIBIT A
SERIES D NON-CONVERTIBLE PREFERRED STOCK
(see attached)
Exhibit A

EXHIBIT B
WARRANT
(see attached)
Exhibit B